Exhibit 5.2

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File No. 026877-0027

April 26, 2006

San Diego Gas & Electric Company

8326 Century Park Court

San Diego, CA 92123

Re:	Registration Statement on Form S-3 of San Diego Gas & Electric Company

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 filed on April 26, 2006 (the “Registration Statement”), by San Diego Gas & Electric Company, a California corporation (the “Registrant”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), you have requested our opinion with respect to the matters set forth below. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (each as herein defined), other than as to the enforceability of the Senior Debt Securities (as herein defined).

We have reviewed the prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the offering of up to $1,466,000,000 aggregate offering price of (i) one or more series of senior unsecured debt securities (the “Senior Debt Securities”), (ii) one or more series of first mortgage bonds and (iii) shares of preferred stock.

Any Senior Debt Securities will be issued pursuant to the indenture between the Registrant and U.S. Bank Trust National Association, as trustee (in such capacity, together with its successors, the “Trustee”), and one or more supplements thereto (collectively, the “Indenture”).

In our capacity as your special counsel in connection such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Senior Debt Securities. For the purposes of this letter, we

April 26, 2006

have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Registrant and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the effect on the Senior Debt Securities only of the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Indenture has been duly authorized, executed and delivered by the Registrant and the Trustee, and when the Senior Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Registrant of resolutions duly authorizing the issuance and delivery of the Senior Debt Securities (the “Debt Securities Authorization”)), duly authenticated by the Trustee and duly executed and delivered on behalf of the Registrant against payment therefor in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Indenture and the Senior Debt Securities will constitute legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their respective terms.

The opinion expressed above is further subject to the following limitations, qualifications and exceptions:

1. the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

2. the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;

3. the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

4. we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural

April 26, 2006

rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; or (xiii) the severability, if invalid, of provisions to the foregoing effect; and

5. we express no opinion with respect to (i) whether acceleration of the Senior Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

With your consent, we have assumed (a) that the Indenture and the Senior Debt Securities will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Registrant, enforceable against them in accordance with their respective terms, and (b) that the status of the Indenture and the Senior Debt Securities as legally valid and binding obligations of the respective parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by any persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP